Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated February 23, 2015 for William Blair Macro Allocation Fund (the Fund) in the Registration Statement (Form N-1A) of William Blair Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 116 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463).

/s/Ernst & Young LLP

Chicago, IL

February 23, 2015